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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Myriad Genetics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYRIAD GENETICS, INC.

October 14, 2002

Dear Stockholder,

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Myriad Genetics, Inc. (the "Company") to be held at 9:00 a.m. on Wednesday, November 13, 2002, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

        At the Annual Meeting, two persons will be elected to the Board of Directors. The Company will also ask the stockholders to ratify the selection of KPMG LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,
Peter D. Meldrum President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY CARD PROMPTLY.

MYRIAD GENETICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held November 13, 2002

To the Stockholders of Myriad Genetics, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Myriad Genetics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, November 13, 2002, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, at 9:00 a.m. for the following purposes:

1.
To elect two members to the Board of Directors to serve for a term ending in 2005 and until their successors are duly elected and qualified.

2.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003.

3.
To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on September 27, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS
Jay M. Moyes Assistant Secretary

October 14, 2002

MYRIAD GENETICS, INC.
320 WAKARA WAY
SALT LAKE CITY, UTAH 84108

(801) 584-3600

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myriad Genetics, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Company's offices, 320 Wakara Way, Salt Lake City, Utah 84108, on Wednesday, November 13, 2002, at 9:00 a.m., and any adjournments thereof (the "Meeting").

        Where the Stockholder specifies a choice on the enclosed proxy card as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein and FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock, is necessary to constitute a quorum at the Meeting.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003, while the election of directors will require the affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on the matters proposed for the consideration of the Stockholders at the Meeting, abstentions and broker non-votes will have no effect on the vote.

        The enclosed proxy card also offers Stockholders the option to access materials for any future Stockholder meeting electronically via the Internet. A Stockholder who consents to accessing such materials electronically may revoke such consent at any time. The Company will continue to distribute printed materials for future Stockholder meetings to Stockholders who do not consent to access such materials electronically.

        The close of business on September 27, 2002 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on September 27, 2002, the Company had 23,835,256 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

        This Proxy Statement and the accompanying proxy are being mailed on or about October 14, 2002 to all Stockholders entitled to notice of and to vote at the Meeting.

        The Annual Report to Stockholders for the fiscal year ended June 30, 2002 ("Fiscal 2002") is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of September 2, 2002 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on page 8 hereof, and all current directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address**
	Number	Percent
Wellington Management Co LLP(2) 75 State Street Boston, MA 02109	2,435,000	10.2%
FMR Corp(3) 82 Devonshire St Boston, MA 02109	1,525,045	6.4%
Peter Friedli(4) Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	1,327,500	5.6%
Mark H. Skolnick, Ph.D.(5)	834,433	3.5%
Peter D. Meldrum(6)	341,386	1.4%
Adrian N. Hobden Ph.D.(7)	197,249	*
Arthur H. Hayes, M.D.(8)	120,000	*
Jay M. Moyes(9)	114,101	*
Walter Gilbert, Ph.D.(10)	105,940	*
Gregory C. Critchfield M.D.(11)	102,235	*
Christopher L. Wight(12)	52,590	*
Dale A. Stringfellow, Ph.D.(8)	30,742	*
Linda S. Wilson, Ph.D.(8)	12,500	*
Hugh A. D'Andrade(13)	9,000	*
All executive officers and directors as a group (13 persons)(14)	1,994,019	8%

*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**
Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1)
The number of shares of Common Stock issued and outstanding on September 2, 2002 was 23,827,438 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at September 2, 2002, plus shares of Common Stock subject to options and warrants held by such person at September 2, 2002 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.

(2)
This information is based solely on a Schedule 13-F-HR filed on August 14, 2002 with the Securities and Exchange Commission for the quarter ended June 30, 2002. Wellington

  Management Co LLP has sole investment discretion over 2,168,600 shares, sole voting authority over 1,961,000 shares, and shared voting authority over 242,600 shares.

(3)
This information is based solely on a Schedule 13-F-HR filed on August 14, 2002 with the Securities and Exchange Commission for the quarter ended June 30, 2002. FMR Corp. has sole voting authority over 35,605 shares and shared voting authority over the remaining 1,489,440 shares.

(4)
Includes shares held by Inventure, Inc., Joyce, Ltd., Pine, Inc., and Spring Technology Corp., in each of which Mr. Friedli has a controlling interest. Also includes currently exercisable warrants to purchase 65,500 shares of Common Stock.

(5)
Includes shares held directly by Dr. Skolnick and his wife and shares held by a family limited partnership of which Dr. Skolnick is a general partner. Also includes 252,751 shares of Common Stock subject to currently exercisable options.

(6)
Includes 72,377 shares of Common Stock subject to currently exercisable options.

(7)
Includes 159,638 shares of Common Stock subject to currently exercisable options.

(8)
Consists of shares of Common Stock subject to currently exercisable options.

(9)
Includes shares held directly by Mr. Moyes and his children. Also includes 105,849 shares of Common Stock subject to currently exercisable options.

(10)
Includes 22,970 shares of Common Stock owned by Dr. Gilbert's wife, as to which Dr. Gilbert disclaims beneficial ownership. Also includes 70,000 shares of Common Stock subject to currently exercisable options.

(11)
Includes 77,250 shares of Common Stock subject to currently exercisable options.

(12)
Includes 12,000 shares of Common Stock owned by a family limited partnership of which Mr. Wight is a general partner. Also includes 19,918 shares of Common Stock subject to currently exercisable options.

(13)
Includes 5,000 shares of Common Stock subject to currently exercisable options.

(14)
Includes 998,573 shares of Common Stock subject to currently exercisable options.

MANAGEMENT

Directors

        The Company's Restated Certificate of Incorporation, as amended, and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation, as amended, and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Hugh A. D'Andrade and Dale A. Stringfellow, Ph.D. constitute a class with a term ending in 2003 (the "Class I directors"); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term ending in 2004 (the "Class II directors"); and Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. constitute a class with a term which expires at the upcoming Meeting (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted to nominate Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. for election at the Meeting for a term of three years, to serve until the 2005 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class I directors (Hugh A. D'Andrade and Dale A. Stringfellow, Ph.D.) and the Class II directors (Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D.) will serve until the annual meetings of Stockholders to be held in 2003 and 2004, respectively, and until their respective successors have been elected and qualified.

        Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships.

Name	Age	Position with the Company
Hugh A. D'Andrade	63	Chairman of the Board of Directors
Walter Gilbert, Ph.D.	70	Vice Chairman of the Board of Directors
Peter D. Meldrum	55	President, Chief Executive Officer, Director
Mark H. Skolnick, Ph.D.	56	Chief Scientific Officer, Director
Arthur H. Hayes, Jr., M.D.	69	Director
Dale A. Stringfellow, Ph.D.	57	Director
Linda S. Wilson, Ph.D.	65	Director

        Hugh A. D'Andrade, Chairman of the Board of Directors since joining the Board in February 2001, served as the Vice Chairman of the Board of Directors and Chief Administrative Officer of Schering-Plough Corporation from 1996 through 2001. Mr. D'Andrade joined Schering-Plough Corporation in 1981 as Senior Vice President and was named to its board of directors in 1984. He has also served on the Board of Directors of ALZA Corporation, Biogen N.V., and Molecular Devices Corporation. Mr. D'Andrade was a Director of the Biotechnology Industry Organizations and served as Chairman from 1988 to 1989. He is currently a member of the Boards of Directors of AutoImmune, Inc., Chitogenics, Inc., and Atlantic Mutual Companies. He also serves on the Board of Trustees of Drew University, the Board of Overlook Hospital Foundation and The Seeing Eye and is a member of the Columbia Law School Board of Visitors. Mr. D'Andrade earned a law degree, cum laude, from Columbia University School of Law.

        Walter Gilbert, Ph.D., Vice Chairman of the Board of Directors, joined the Company as a founding scientist and Director in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of

Biogen, Inc. and its Chairman of the Board and Chief Executive Officer from 1981 to 1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. He presently holds the Carl M. Loeb University Professorship at Harvard University and serves on the Board of Directors of Transkaryotic Therapies, Inc.

        Peter D. Meldrum has been a Director of the Company since its inception in May 1991 and has been President and Chief Executive Officer of the Company since November 1991. Prior to joining the Company he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He received an M.B.A. degree from the University of Utah in 1974 and a B.S. degree in Chemical Engineering from the University of Utah in 1970.

        Mark H. Skolnick, Ph.D., a scientific founder of the Company, has been a director of the Company since its inception in 1991 and has served as Chief Scientific Officer since 1997. Dr. Skolnick was also Executive Vice President of Research and Development of the Company from its inception in 1991 through July 2000. Dr. Skolnick and several colleagues were the first to conceive of using restriction fragment length polymorphism technology as genetic markers, a breakthrough that underpins the Human Genome Project. He received his Ph.D. in Genetics from Stanford University in 1975, and a B.A. degree in Economics from the University of California at Berkeley in 1968.

        Arthur H. Hayes, Jr., M.D., a Director of the Company since November 1992, served as Commissioner of the U.S. Food and Drug Administration from 1981 to 1983. Since 1991 he has served as the President and CEO of Mediscience Associates. From 1986 to 1991, Dr. Hayes served as the President and CEO of EM Pharmaceuticals, Inc., the United States affiliate of E. Merck of Darmstadt, Germany. He also served as Provost and Dean of New York Medical College from 1983 to 1986. Dr. Hayes currently serves as the Vice Chairman and Medical Director of Nelson Communications, Inc. Dr. Hayes serves on the Board of Directors of the following publicly traded companies: Napro Biotherapeutics, Inc., Celgene Corporation, and Premier Research Worldwide, Inc. He also serves on the Board of Directors of the Macy Foundation and is the Chairman of the Council on Family Health.

        Dale A. Stringfellow, Ph.D., a Director of the Company since December 1991, has been President and CEO of Berlex Laboratories, a wholly owned subsidiary of Schering AG, since December 2000. Prior to that he was President of Berlex BioSciences since June 1995 and President, CEO and a Director of Celtrix Pharmaceuticals from July 1990 until April 1995. In addition, Dr. Stringfellow has held other positions, including Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Squibb Co.; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation.

        Linda S. Wilson, Ph.D., a Director of the Company since October 1999, served as President of Radcliffe College, Cambridge, MA from 1989 to 1999. Dr. Wilson has also served as Vice President for Research, University of Michigan, and as Associate Vice Chancellor for Research and Associate Dean of the Graduate College, University of Illinois. Dr. Wilson is a member of the Institute of Medicine of the National Academy of Sciences. She served seven years as a Trustee and three years as an Honorary Trustee of the Massachusetts General Hospital. She currently serves on the Boards of Directors for INACOM, Inc. and ICANN (the Internet Corporation for assigned Names and Numbers). She is also a Trustee of the Committee on Economic Development and a Trustee on Tulane University's Board of Administrators. Dr. Wilson received her Ph.D. in Chemistry from the University of Wisconsin and her B.A. from Newcomb College, Tulane University.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    During the fiscal year ended June 30, 2002 there were seven meetings of the Board of Directors, and the various committees of the Board of Directors met a total of 12 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 2002.

        Audit Committee.    The Audit Committee, which met four times in Fiscal 2002, has three members, Dale A. Stringfellow, Ph.D. (Chairman), Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

        Compensation Committee.    The Compensation Committee, which met one time during Fiscal 2002, has three members, Walter Gilbert, Ph.D. (Chairman), Hugh A. D'Andrade and Dale A. Stringfellow, Ph.D. The Compensation Committee administers the Company's stock plans and reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Governance Committee.    The Nominating and Governance Committee was formed on August 16, 2002 and has three members, Hugh A. D'Andrade, Arthur H. Hayes, Jr., M.D., and Linda S. Wilson, Ph.D. The Nominating and Governance Committee assists the Board of Directors by identifying qualified candidates for director, leads the Board in its annual review of the Board's performance, recommends nominations for each Board Committee, and develops and recommends to the Board corporate governance guidelines applicable to the Company. The Nominating and Governance Committee will consider nominees for Director recommended by Stockholders, provided such recommendations are made in accordance with the procedures described in this Proxy Statement under "Stockholder Proposals" and all other requirements contained in the Company's Restated By-Laws. You may contact the Company's Secretary for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating Director candidates.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee has three members, Walter Gilbert, Ph.D. (Chairman), Hugh A. D'Andrade and Dale A. Stringfellow, Ph.D. No executive officer of the Company is a member of the Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation of Directors

        The Company pays each non-employee director $2,000 for each meeting of the Board of Directors that the director attends. All directors are reimbursed for their out-of pocket expenses incurred in attending meetings.

        Directors who are not employees of the Company or any affiliate are entitled to receive options under the Company's 2002 Amended and Restated Employee, Director and Consultant Stock Option Plan (the "Plan"). The Plan provides for an annual grant to each non-employee director of a non-qualified option to purchase 15,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. Options granted under the Plan to non-employee directors vest in three equal installments beginning on the first anniversary of the date of grant, assuming continued membership on the Board. Options to purchase seventy-five thousand (75,000) shares were granted under this formula during Fiscal 2002. Options granted during Fiscal 2002 to any named executive officers serving on the Board are reported under "Executive Compensation—Option Grants in Last Fiscal Year."

Executive Officers

        The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Gregory C. Critchfield, M.D.	50	President, Myriad Genetic Laboratories, Inc.
Adrian N. Hobden, Ph.D.	49	President, Myriad Pharmaceuticals, Inc.
William A. Hockett III	44	Vice President of Corporate Communications
Jay M. Moyes	48	Chief Financial Officer, Vice President of Finance
S. George Simon	41	Vice President of Business Development

        Gregory C. Critchfield, M.D., President of Myriad Genetic Laboratories, Inc., a wholly owned subsidiary of the Company, joined the Company in July 1998. Dr. Critchfield previously served as Senior Vice President, Chief Medical and Scientific Officer of Quest Diagnostics (formerly Corning Clinical Laboratories). Prior to Quest Diagnostics, Dr. Critchfield was Director of Clinical Pathology for Intermountain Health Care. Dr. Critchfield received his M.D. from the University of Utah and his M.S. in Biophysical Sciences from the University of Minnesota. He is Board Certified in Clinical Pathology.

        Adrian N. Hobden, Ph.D., President of Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of the Company, joined the Company in October 1998. Dr. Hobden previously served as Director, Global Biotechnology Ventures with Glaxo Wellcome Inc. During Dr. Hobden's 17-year tenure with Glaxo, he held several senior management positions, including heading the Genetics, Molecular Science and Pharmacology research department before undertaking the directorship. Dr. Hobden received his Ph.D. from Leicester University in Microbiology/Molecular Biology and his B.A in Biochemistry from Cambridge University.

        William A. Hockett III, Vice President of Corporate Communications, joined the Company in September 1993, serving as Vice President of Marketing for Myriad Genetic Laboratories prior to assuming the head communications position. Over 19 years in the medical diagnostics industry, in research, sales and marketing roles, Mr. Hockett managed a diverse range of immunological products and services. He was most recently Marketing Manager for a line of over 120 products for Diagnostic Products Corporation in Los Angeles. Mr. Hockett received his B.A. in Biochemistry from the University of California, Santa Cruz.

        Jay M. Moyes, Vice President of Finance since July 1993 and named Chief Financial Officer in June 1996, served as Vice President of Finance and Chief Financial Officer of Genmark, Inc. from 1991 through July 1993. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in economics from Weber State University, and is a Certified Public Accountant.

        S. George Simon has served as Vice President of Business Development since June 2000. Mr. Simon previously served as Vice President, Corporate Development with MorphGen Pharmaceuticals, Inc., a biopharmaceutical company working in musculoskeletal tissue repair, from 1999 through 2000. Prior to his time with MorhpGen, Mr. Simon was Senior Director, Corporate Development for the VivoRx group of companies, which developed biotechnology and biopharmaceutical products in oncology and cell therapy, from 1994 through 1998. Mr. Simon received his Certificate in International Business Management from the University of California, Los Angeles and his B.S. Business Administration from California State University, Long Beach.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers employed by the Company as of June 30, 2002 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended June 30, 2002.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options(#)	All Other Compensation(1)
Peter D. Meldrum President and Chief Executive Officer	2002 2001 2000	$ $ $	385,518 350,562 320,523	$ $ $	131,015 110,761 100,507	35,000 55,000 100,000	$ $ $	1,354 5,572 5,072
Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	2002 2001 2000	$ $ $	286,518 260,562 240,522	$ $ $	81,015 84,961 84,507	30,000 45,000 80,000	$ $ $	5,319 5,572 5,188
Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	2002 2001 2000	$ $ $	270,518 247,562 215,559	$ $ $	81,015 76,961 75,507	30,000 40,000 80,000	$ $ $	5,630 5,755 5,277
Jay M. Moyes Vice President of Finance, Chief Financial Officer	2002 2001 2000	$ $ $	207,998 190,494 168,424	$ $ $	61,015 57,261 60,507	25,000 35,000 60,000	$ $ $	5,699 5,800 5,245
Christopher L. Wight(2) Vice President, General Counsel	2002 2001 2000	$ $ $	185,444 174,452 165,418	$ $ $	1,015 30,761 35,507	10,000 10,000 15,000	$ $ $	3,094 5,493 5,261

(1)
All Other Compensation includes (i) the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each named executive officer and (ii) the Company's matching contributions made under its 401(k) plan on behalf of each named executive officer.

(2)
Mr. Wight resigned from the Company on July 9, 2002.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding each stock option granted during Fiscal 2002 to each of the named executive officers.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/Share)	Expiration Date
						5%	10%
Peter D. Meldrum	35,000	(2)	4.7%	$35.76	2/22/2012	$787,125	$1,994,728
Gregory C. Critchfield, M.D.	30,000	(2)	4.0%	$35.76	2/22/2012	$674,678	$1,709,767
Adrian N. Hobden Ph.D.	30,000	(2)	4.0%	$35.76	2/22/2012	$674,678	$1,709,767
Jay M. Moyes	25,000	(2)	3.3%	$35.76	2/22/2012	$562,232	$1,424,806
Christopher L. Wight	10,000	(2)	1.3%	$35.76	2/22/2012	$224,893	$569,922

(1)
Options were granted pursuant to the Plan. Options terminate ten years after the grant date, subject to earlier termination in accordance with the Plan and the applicable option agreement. Vesting of options will accelerate upon a change in control of the Company in accordance with the applicable option agreement. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the closing price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the grant date.

(2)
Options granted vest 25% upon each anniversary date of the date of grant.

(3)
The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information regarding the exercises of options by each of the named executive officers during Fiscal 2002. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 2002 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of the Unexercised In-The-Money Options at Fiscal Year-End(2)
	Shares Acquired on Exercise
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter D. Meldrum	45,919	$2,059,229	79,751	168,249	$409,368	$425,368
Gregory C. Critchfield, M.D.	46,000	$2,219,619	45,250	203,750	$217,826	$1,287,428
Adrian N. Hobden, Ph.D.	32,000	$1,590,201	112,193	232,198	$1,077,585	$1,896,872
Jay M. Moyes	2,500	$122,850	105,849	111,650	$739,775	$353,199
Christopher L. Wight	20,182	$813,278	19,918	65,100	$146,535	$457,042

(1)
Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)
The value of unexercised "in-the-money" options at fiscal year end assumes a fair market value for the Company's Common Stock of $20.34, the closing sale price per share of the Company's Common Stock as reported by The Nasdaq Stock Market on June 28, 2002.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        The Company entered into employment agreements with no defined term with Peter D. Meldrum, Gregory C. Critchfield, M.D., and Jay M. Moyes in May 1993, July 1998, and July 1993 respectively. Either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

        The Company entered into an employment agreement with no defined term with Adrian N. Hobden, Ph.D. in October 1998. Pursuant to the agreement, either party may terminate employment with or without cause, provided that Dr. Hobden must provide the Company with 30 days written notice. If the Company terminates Dr. Hobden without cause, the Company must pay Dr. Hobden's salary for 9 months following termination. If Dr. Hobden terminates his employment as a result of a reduction of his responsibilities after a change in control of the Company, then the Company must pay Dr. Hobden's salary for 12 months following termination. The employment agreement also provides that Dr. Hobden will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

        In the event of a change in control of the Company (as defined in the Plan), all outstanding unvested options, including options held by Messrs. Meldrum, Critchfield, Hobden, and Moyes will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the Plan.

Performance Graph

        The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on June 30, 1997 and ending on June 28, 2002 (as measured by dividing (A) the difference between the Company's share price at the end and the beginning of the measurement period by (B) the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Health Services Stock Index during such period. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

	6/30/97	6/30/98	6/30/99	6/30/00	6/29/01	6/28/02
Myriad Genetics, Inc.	$100.00	$54.17	$33.33	$548.44	$469.04	$150.67
Nasdaq Stock Index (U.S.)	$100.00	$131.63	$189.11	$279.59	$151.56	$103.34
Nasdaq Health Services Stocks	$100.00	$97.42	$91.69	$70.76	$100.98	$99.22

        This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the CRSP Total Return Indexes, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

  Overview

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee, which consists of Dr. Gilbert, Mr. D'Andrade and Dr. Stringfellow, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal year 2002 as they affected Mr. Meldrum, in his capacity as President and Chief Executive Officer of the Company, and the other executive officers of the Company.

  General Compensation Policy

        The objectives of the Company's executive compensation program are to:

  •
  Provide a competitive compensation package that will attract and retain superior talent and reward performance.

  •
  Support the achievement of desired Company performance.

  •
  Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

  Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

        In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

  Base Salary

        The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to companies in the biotechnology industry and other comparable companies. In determining salaries the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the

Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel.

  Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on a subjective assessment by the Compensation Committee of the officer's progress toward achieving the established goals. Bonuses are awarded on an annual basis.

  Long-term Incentive Compensation

        Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

  Chief Executive Officer Compensation

        Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the Company's standard Employment Agreement as required of all Company employees. Under this agreement, Mr. Meldrum receives an annual base salary of $100,000, which salary has been increased by the Board of Directors periodically. This is consistent with the range of salary levels received by his counterparts in companies in the biotechnology industry and other comparable companies. The Compensation Committee believes Mr. Meldrum has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

        The Company granted stock options to Mr. Meldrum to purchase 100,000 shares at an exercise price of $38.545 in fiscal 2000, 55,000 shares at a weighted average exercise price of $64.02 in fiscal 2001, and 35,000 shares at a weighted average exercise price of $35.76 in Fiscal 2002. This option package is designed to align the interests of Mr. Meldrum with those of the Company's stockholders with respect to short-term operating results and long term increases in the price of the Company's stock. The grant of these options is consistent with the goals of the Company's stock option program as a whole.

THE COMPENSATION COMMITTEE:
Walter Gilbert, Ph.D., Chairman Hugh A. D'Andrade Dale A. Stringfellow, Ph.D.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors (the "Audit Committee") has three members, Dale A. Stringfellow, Ph.D. (Chairman), Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. Each of the members of the Audit Committee are independent nonexecutive directors who meet the independence and experience requirements of the Nasdaq National Market System. The Audit Committee has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for Fiscal 2002, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002 with management and KPMG LLP, the Company's independent auditors;
  •
  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and
  •
  Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

        The following is a summary of the fees charged by KPMG LLP for services rendered to the Company:

Audit Fees.

        Fees for the audit of the Company's annual financial statements and reviews of its quarterly financial statements included in the Company's reports on Form 10-Q for Fiscal 2002 were $60,000. Fees for other audit related services including other SEC filings and consents and benefit plan audits were $41,975 for Fiscal 2002.

Financial Information Systems Design and Implementation Fees.

        No services were performed by, and no fees were incurred to KPMG LLP in connection with financial information systems design and implementation projects for Fiscal 2002.

All Other Fees.

        The aggregate fees invoiced to the Company by KPMG LLP for all other services for Fiscal 2002 were $59,000, primarily for tax related services.

        The Audit Committee has considered whether the provision of any financial information systems design and other non-audit services noted above is compatible with maintaining the independence of KPMG LLP.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Dale A. Stringfellow, Ph.D., Chairman Walter Gilbert, Ph.D. Arthur H. Hayes, Jr., M.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

        An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, the Company is required to disclose the names of directors, officers and 10% shareholders who did not file a From 5 unless the Company has obtained a written statement that no filing is required. For Fiscal 2002, the Company received written statements that no filings were required from each of its officers and directors, none of whom filed a Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In April 2001, we announced the formation of Myriad Proteomics, Inc., a new venture of which we own 49 percent with Hitachi, Ltd., Oracle Corporation and Peter Friedli Corporate Finance AG with the intent to map the human proteome. We received payments from Myriad Proteomics of $6,253,394 in fiscal 2002 and $1,644,498 in fiscal 2001 for the provision of administrative and research services under an Administrative Services Agreement and a Scientific Research Services Agreement entered into in connection with the formation of the venture. The following officers, directors and 5% shareholders of the Company have relationships with Myriad Proteomics: (1) Mr. Meldrum, the Company's President and Chief Executive Officer and a Director, serves in the same capacities with Myriad Proteomics; (2) Dr. Gilbert, a Director, serves as the Chairman of the Board of Directors of Myriad Proteomics and beneficially owns less than 1% of Myriad Proteomics' stock; and (3) Peter Friedli, who beneficially owns more than 5% of the Company's stock, serves as a director of Myriad Proteomics and is one of the principal investors in the venture. None of these individuals receives any compensation for his service with Myriad Proteomics, other than reimbursement of ordinary business expenses.

ELECTION OF DIRECTORS
(Notice Item 1)

        Under the Company's Restated Certificate of Incorporation, as amended, and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Hugh A. D'Andrade, and Dale A. Stringfellow, Ph.D. constitute a class with a term ending in 2003 (the "Class I directors"); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term ending in 2004 (the "Class II directors"); and Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. constitute a class with a term which expires at the upcoming Meeting (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted to nominate Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. for election at the Meeting for a term of three years, to serve until the 2005 annual meeting of Stockholders, and until their respective successors have been elected and qualified. The Class I directors (Hugh A. D'Andrade and Dale A. Stringfellow, Ph.D.) and the Class II directors (Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D.) will serve until the annual meetings of Stockholders to be held in 2003 and 2004, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for either of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

        A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. WALTER GILBERT AND DR. ARTHUR H. HAYES, JR. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS
(Notice Item 2)

        The Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 2003. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or the Company's Restated Certificate of Incorporation, as amended, or Restated By-Laws. KPMG LLP audited the Company's financial statements for the fiscal year ended June 30, 2002. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

        In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the proxy statement for the Company's 2003 Annual Meeting of Stockholders, Stockholder proposals must be received by the Company no later than June 17, 2003. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no earlier than August 15, 2003 and no later than September 15,

2003. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All Stockholder proposals must also comply with the Company's Restated By-Laws, a copy of which is available by contacting the Company's Secretary. All Stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:
Jay M. Moyes Assistant Secretary

October 14, 2002

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE ON THE INTERNET AT WWW.MYRIAD.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

APPENDIX A

MYRIAD GENETICS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    AUDIT COMMITTEE PURPOSE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

        So long as the Company is listed on the National Association of Securities Dealers ("Nasdaq"), the Audit Committee members shall meet the requirements of the Nasdaq. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment, as provided by Nasdaq. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

        Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company's annual audited and interim quarterly financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. The Audit Committee

A-1

  does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

3.
In consultation with the management, and the independent auditors, review and discuss the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review and discuss with outside auditors significant findings prepared by the independent auditors together with management's responses. Review and discuss with the outside auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the outside auditors with respect to interim periods.

4.
Review and discuss with management and the outside auditors: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company, which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review and discuss the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.
Review and approve requests for significant management consulting engagements to be performed by the independent auditors firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7.
On an annual basis, the Committee should review and discuss with the independent auditors the written statement from the outside auditor of the Company concerning all significant relationships they have with the Company that could impair the auditors' independence, and, based on such review, assess the independence of the outside auditor.

8.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

9.
Consider and discuss the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

10.
On at least an annual basis, review and discuss with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

11.
Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12.
Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

13.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

A-2

APPENDIX B

MYRIAD GENETICS, INC.
THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.'S
BOARD OF DIRECTORS

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 14, 2002 in connection with the Annual Meeting to be held at 9:00 a.m. on Wednesday, November 13, 2002 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108 and hereby appoints Peter D. Meldrum and Jay M. Moyes, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

(SEE REVERSE SIDE)

Electronic Distribution

If you would like to receive future Myriad Genetics, Inc. proxy statements and annual reports electronically, please visit http://www.investpower.com. Next, click on "Enroll to receive mailings via e-mail" to enroll. Please refer to the company number and account number which is printed just below the perforation and is the first set of nine digit numbers.

Please Detach and Mail in the Envelope Provided

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.
Election of two Class III Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate) for a three-year term.

Nominees: Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D.

FOR	WITHHELD
☐	☐
☐

For all nominees except as noted above.
2.
Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

MYRIAD GENETICS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held November 13, 2002
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ELECTION OF DIRECTORS (Notice Item 1)
INDEPENDENT PUBLIC ACCOUNTANTS (Notice Item 2)
OTHER MATTERS
STOCKHOLDER PROPOSALS
APPENDIX A
APPENDIX B